UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2012
CITADEL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54639	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Bryant Circle, Unit D, Ojai, CA	93023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 871-1484

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(b) Resignation of Director and Officer

On September 4, 2012, Chris Whitcomb gave the Company notice of his resignation from his position as Chief Financial Officer, Secretary, Treasurer, and a Director of the Company, which resignation was accepted by the Company on September 4, 2012.

(c) Appointment of Officer and Director

On September 4, 2012, the Company announced that the board of directors (the “Board”) unanimously appointed Phillip McPherson as Chief Financial Officer, Secretary, Treasurer, and a Director.

Phillip J. McPherson, 38, Chief Financial Officer, Secretary, Treasurer, and Director:  Mr. McPherson has spent the last 15 years employed by the financial industry.  He started his career as a retail stock broker with Mission Capital in 1997 becoming partner in 1999.  Mission Capital merged with C.K. Cooper & Company in 2001.  In his role at C.K. Cooper & Company, Mr. McPherson was a research analyst specializing in Small Cap Exploration & Production companies.  During his tenure at C.K. Cooper & Company Mr. McPherson was rated a 5-star analyst by Zacks Investments.  In 2007 Mr. McPherson joined Global Hunter Securities as Managing Director of the firms Energy Group.  During his tenure at Global Hunter Securities, Mr. McPherson was awarded the “Best on the Street” award by the Wall Street Journal in 2011.  Mr. McPherson received his Bachelors in Economics from East Carolina University.

In connection with his appointment, the Company entered into an Employment Agreement with Mr. McPherson, wherein Mr. McPherson agreed to serve as Chief Financial Officer, Secretary, and Treasurer. The term of the agreement is for three years commencing on September 5, 2012 and will expire on September 5, 2015. The Company agreed to compensate Mr. McPherson with a monthly salary of $10,000 for the first year, $15,000 for the second, and $20,000 for the third, as well as a quarterly and/or yearly bonus upon reaching mutually agreeable objectives set by the employer. Additionally, if and when the Company adopts a Stock Incentive Plan (the “Plan”), Mr. McPherson, will be eligible to participate in the Plan.  The Company agreed to compensate Mr. McPherson with two million (2,000,000) stock options at $0.25 per share.  Such options will vest on a three year schedule with five Hundred Thousand (500,000) vesting upon start date of September 15, 2012, five Hundred Thousand (500,000) vesting upon first year anniversary on September 15, 2013, five Hundred Thousand (500,000) vesting upon second year anniversary on September 15, 2014 and five Hundred Thousand (500,000) vesting upon third year anniversary of September 15, 2015.  The grant of any options will be subject to the Board of Directors approval.

Section 8 – Other Events

Item 8.01 – Other Events

On September 5, 2012, the Company disseminated a press release announcing the appointment of Mr. McPherson as chief financial officer of the Company. A copy of which is attached hereto as exhibit 99.4.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.4	Press Release – Dated September 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EXPLORATION, INC.

By: /S/ Armen Nahabedian
Armen Nahabedian, Chief Executive Officer

Date: September 7, 2012